UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

September 13, 2004
Date of Report (Date of earliest event reported)

XLR MEDICAL CORP.
(Exact name of registrant as specified in its charter)

NEVADA	000-59872	88-0488851
(State or other jurisdiction of	(Commission File	(IRS Employer Identification No.)
incorporation)	Number)

Suite 3400 Park Place, 666 Burrard Street
Vancouver, British Columbia	V6C 3P6
(Address of principal executive offices)	(Zip Code)

(604) 676-5247
Registrant's telephone number, including area code

RELAY MINES LIMITED
1040 West Georgia Street, Suite 1160,
Vancouver, British Columbia, Canada
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

____ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

____ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

____ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

____ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Certain statements contained in this Current Report on Form 8-K constitute "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended (the "Securities Act"), and Section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). These statements, identified by words such as "plan", "anticipate," "believe," "estimate," "should," "expect" and similar expressions include our expectations and objectives regarding our future financial position, operating results and business strategy. These statements reflect the current views of management with respect to future events and are subject to risks, uncertainties and other factors that may cause our actual results, performance or achievements, or industry results, to be materially different from those described in the forward-looking statements. Such risks and uncertainties include those set forth under Section 2 and elsewhere in this Current Report on Form 8-K. We do not intend to update the forward-looking information to reflect actual results or changes in the factors affecting such forward-looking information. We advise you to carefully review the reports and documents we file from time to time with the Securities and Exchange Commission ("SEC"), particularly our annual reports on Form 10-KSB, our quarterly reports on Form 10-QSB and our current reports on Form 8-K.

SECTION 2 – FINANCIAL INFORMATION.

ITEM 2.01 COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS.

Effective on September 13, 2004, pursuant to the Agreement and Plan of Merger (the "First Merger Agreement") dated effective as of August 12, 2004, among Carlo Civelli, Bruno Mosimann, TSI Medical Corp. ("TSI"), Relay Mines Limited (the "Company") and TSI Med Acquisition Corp. ("Relay Sub"), a wholly owned subsidiary of the Company, TSI was merged with and into Relay Sub with Relay Sub continuing as the surviving corporation and as a wholly-owned subsidiary of the Company (the "First Merger").

As discussed below under Item 8.01 of this Current Report, on September 15, 2004, the Company completed a "short form" merger (the "Second Merger") with Relay Sub under the laws of Nevada and changed its name to XLR Medical Corp. Effective on September 15, 2004, the symbol under which the Company trades on the OTC Bulletin Board was changed to "XLRC."

Pursuant to the First Merger Agreement:

(a)	Mr. Civelli and Mr. Mosimann each surrendered 30,000,000 shares of the Company's common stock for cancellation without the payment of any consideration;

(b)	9,492,667 shares of TSI common stock were exchanged for 9,492,667 shares of the Company's common stock;

(c)	1,450,000 options to acquire shares of TSI common stock at an exercise price of $0.50 per share, expiring on May 31, 2009, were exchanged for 1,450,000 options to acquire shares of the Company's common stock on the same terms and conditions and with the same exercise price as the TSI options; and

(d)	54,367 warrants to acquire shares of TSI common stock at a price of $0.75 per share, expiring October 1, 2006, were exchanged for 54,367 warrants to acquire shares of the Company's common stock on the same terms and conditions and at the same exercise price as the TSI warrants.

Also in connection with the First Merger, the Company has assumed the obligations of TSI with respect to a finder's fee to be paid to Imaging Technology Ventures, Inc. ("ITV") and a recent private placement by TSI. As part of the private placement, the Company will issue 500,000 units to subscribers. Each unit will consist of one share of the Company's common stock and one warrant to acquire the

Company's common stock at an exercise price of $0.35 per share. The finders fee is payable to ITV for introducing TSI to the business opportunity presented by the EMC Technology described below and will be satisfied by the issuance of 300,000 shares of the Company's common stock.

Corporate Organization and History

The Company was incorporated on February 2, 2001 under the laws of the State of Nevada. Until the Company entered into the First Merger Agreement, the Company's business was focused on the acquisition, exploration and development of mineral properties. Following a recent review of its business, the directors of the Company determined that it was in the best interests of the Company to discontinue its mineral exploration business and to change the focus of the Company's operations to the pursuit of opportunities in the biotechnology field. Following completion of the First Merger and the Second Merger, the Company has acquired an interest in Exelar Medical Corporation ("EMC"), a joint venture company established by TSI and Exelar Corporation ("Exelar") for the purpose of developing a patented technology that utilizes small superconducting magnets to focus and control dosages of therapeutic radiation for the treatment of cancerous tumors (the "EMC Technology").

TSI Medical Corp.

TSI was incorporated under the name Purcell Ventures Inc. on December 21, 2000 under the laws of the State of Nevada. TSI changed its name to TSI Medical Corp. on June 19, 2003. TSI was organized to pursue opportunities in high technology. On March 22, 2004, TSI entered into a Technology Acquisition and Funding Agreement (the "Funding Agreement") with EMC and Exelar, pursuant to which Exelar transferred the EMC Technology to EMC and TSI agreed to provide EMC with funding in the amounts as described below under the heading "Technology Acquisition and Funding Agreement."

The EMC Technology

The EMC Technology utilizes small super-conducting magnets to control therapeutic radiation doses delivered by photon linear accelerators. Accelerators generate therapeutic beams of X-rays (technically called high energy photon beams). Photons are packets of energy that travel though space at the speed of light. An accelerator is to a radiation therapy beam what a flashlight is to a beam of visible light. However, each photon in a flashlight beam carries only about 1/10,000,000th of the energy of a single photon in an accelerator beam. It is this huge scale-up in photon energy that allows an accelerator beam to penetrate into the body to destroy cancer cells within it. The photons from an accelerator are so energetic that when one collides with an electron in a DNA molecule (or any other chemical) in the body, the electron is ejected with great speed and the molecule is disrupted. The recoiling electron travels onward, predominantly in the same direction as the incoming photon. The recoiling electron can penetrate through downstream tissue for some centimeters and on its way destroy many additional molecules. If the molecules are part of the cancer, this contributes to curative effects. If, however, the recoiling electrons travel into healthy tissue belonging to important organs, this can lead to immediately deleterious side-effects and/or significant long-term consequences to the patient.

The EMC Technology is based upon a unique realization that, by applying a locally intense magnetic field to the exterior of the patient's body in the near vicinity of where the photon beam passes through the cancer, one can locally trap significant numbers of the recoiling electrons. The magnetic field causes the recoiling electrons to spiral within the tumor region rather than traveling more or less straight ahead beyond the tumor and into healthy tissue. This patented concept can therefore potentially increase the dosage to a tumor while reducing the exposure of nearby healthy tissue. The magnetic field can also be utilized to simplify alignment of the beam with the tumor and enhance the targeting of moving tumors like those in the lung that shift during respiration.

A prototype device incorporating the EMC Technology (the "Device") has been developed by Exelar. The Device employs a single, super-conducting magnet slightly larger than the size of a hockey puck. It operates at near absolute 0° (Kelvin). It is cooled by a commercial low temperature refrigerator (cryo-cooler) and is insulated by an evacuated metal case (thermos bottle). Physically, the Device is the size of a beer keg, with the magnet enclosure the size of a stein. Two pizza box sized units hold the evacuation pump and power source. The unit is attached to a gantry, is easily maneuverable and operates as an add-on device in conjunction with a photon accelerator.

Testing of the Device has been done on "phantom" synthetic tissue. Precision dose data is collected in three dimensions inside the phantom. The results of the testing show these effects:

1.	The creation of a "hot spot" of radiation inside the body along the beam with the magnetic field as compared to the beam without the magnetic field.

2.	A significant reduction in the radiation dose "downstream" beyond the hotspot.

3.	An indication that the recoiling elections congregate in higher density tissue (such as tumors).

The data from phantom testing indicates 25% to 40% dose enhancement.

The prototype is currently running in a clinical environment on a Varion 2100 C accelerator at Rush-Presbyterian-St. Luke's Medical Centre in Chicago.

Technology Acquisition and Funding Agreement

Pursuant to the Funding Agreement with Exelar and EMC, the Company can acquire a 51% interest in EMC by providing funding to EMC as follows:

		Number of Shares of	Cumulative %
Funding Date	Amount to be Paid	EMC to be Acquired	Ownership of EMC

March 25, 2004	$325,000	162,500	6.7%
	(already paid)

June 23, 2004	$575,000	287,500	16.5%
	(already paid)

September 21, 2004	$1,550,000	775,000	35.0%

December 20, 2004	$1,000,000	500,000	43.1%

March 20, 2005	$1,300,000	650,000	51.0%

Total	$4,750,000	2,375,000	51.0%

Under the terms of the Funding Agreement, the Company will receive one share of EMC for each $2.00 of funding provided until a total of $4,750,000 in funding is provided. If the Company defaults on any of its funding obligations, Exelar may, at its option, convert the Company's shares of EMC into non-voting shares, remove all of the Company's nominees to EMC's board of directors and reduce the Company's percentage interest in EMC such that the effective price of the EMC shares will be increased to:

(a)	$3.00 per share if the Company defaults on any of the funding requirements to be made on or before September 21, 2004; and

(b)	$2.50 per share if the Company defaults on any of the funding requirements to be made after September 21, 2004.

If the Company meets its funding obligations and the board of the directors of EMC determines that additional funding is required to complete the development and commercialization of the EMC Technology, the Company will have the option of increasing its percentage ownership in EMC to 60% by providing an additional $1,500,000 in funding.

Also under the Funding Agreement, Exelar will have the option to convert its shares of EMC into that number of shares of the Company's common stock equal to 49% of the Company's common stock then outstanding at the time of conversion. Exelar's option to convert cannot be exercised until the earliest of the following events has occurred:

(a)	completion of the Company's funding obligations to EMC;

(b)	default by the Company of any of its funding obligations to EMC;

(c)	March 1, 2005; or

(d)	an initial public offering of the Company's stock.

Currently TSI has provided $900,000 in financing under the Funding Agreement and owns approximately 16.5% of EMC, with Exelar owning the remaining 83.5% .

Plan of Operations

The Company's plan of operations for the next twelve months is to meet its funding obligations under the Funding Agreement. As described above, the Company must provide total funding of $3,850,000 to EMC between September 21, 2004 and March 20, 2005 in order to meet its funding obligations. This amount is in excess of the Company's current financial resources and the Company will not be able to proceed with its plan of operations unless it acquires significant additional financing.

The Company plans to pursue equity financing through the sale of shares of its common stock on a private placement basis as it is anticipated that substantial debt financing will not be available to the Company at this stage of its business. Through TSI, the Company currently has in place an arrangement for the private placement of 500,000 units to be issued at $0.35 per unit for total proceeds of $175,000. Each unit will consist of one share of the Company's common stock and one warrant for the acquisition of one share of the Company's common stock at an exercise price of $0.35 per share. The Company does not currently have any other financing arrangements in place and there is no assurance that the Company will be able to acquire sufficient financing in order to allow it to meet its funding obligations to EMC. If the Company is not able to obtain the necessary financing, Exelar may, at its option, reduce the Company's percentage interest in EMC, convert the Company's EMC shares into non-voting shares and/or remove any of the Company's nominees from EMC's board of directors as provided under the Funding Agreement. The Company does not currently have any financing arrangements in place and there is no assurance that the Company will be able to acquire the required financing on or before the dates required under the Funding Agreement.

Risk Factors

Need For Financing

The Company will not be able to complete its funding obligations under the Funding Agreement without acquiring substantial additional financing in the near future. If financing is not available or obtainable, the Company's ability to acquire or retain its interest in EMC will be substantially limited and investors may lose a substantial portion or all of their investment. The Company currently does not have sufficient financing arrangements in place to meet its funding obligations to EMC and there is no assurance that the Company will be able to acquire the required financing on acceptable terms or at all.

Limited Operating History, Risks Of A New Business Venture

The Company was incorporated on February 2, 2001 and to date has been involved primarily in organizational and development activities and seeking business opportunities. The Company has had no revenues to date. Potential investors should be aware of the difficulties normally encountered by a new enterprise and the high rate of failure of such enterprises. The likelihood of success must be considered in light of the problems, expenses, difficulties complications and delays encountered in connection with the development of a business in the area in which the Company and EMC intend to operate and in connection with the formation and commencement of operations of a new business in general. These include, but are not limited to, unanticipated problems relating to research and development programs, marketing, approvals by the U.S. Food and Drug Administration (the "FDA"), competition and additional costs and expenses that may exceed current estimates. There is no history upon which to base any assumption as to the likelihood that the Company or EMC will prove successful, and there can be no assurance that the Company or EMC will generate any operating revenues or ever achieve profitable operations.

Our Operations Are Subject To Extensive Government Regulations

EMC's operations will be subject to extensive government regulations in the United States. In order to sell its devices, EMC must satisfy numerous mandatory procedures, regulations, and safety standards established by the federal and state regulatory agencies. There can be no assurance that EMC can successfully comply with all present or future government regulations.

The Health Care Industry Is Subject To Continuing Reform Measures By Governments And Third Party Payors, Which Contribute To The Uncertainty Of Pricing And Reimbursements To Us

The levels of revenue and profitability of medical devices may be affected by government and third party payors for medical services and their continuing efforts to contain or reduce the costs of health care and by initiatives of third party payors with respect to the availability of reimbursements for medical services. In the United States, there have been, and the Company expects that there will continue to be, a number of federal and state proposals to implement similar governmental control. Although the Company cannot predict what legislative reforms may be proposed or adopted or what actions federal, state or private payors for health care services may take in response to any health care reform proposals or legislation, the existence and pendency of such proposals could have a material adverse effect on the Company and EMC.

Whether a medical procedure is subject to reimbursement from third party payors impacts upon the likelihood that a service will be purchased. Third party payors are increasingly challenging the prices charged for medical procedures. There can be no assurance that any procedures using EMC's medical devices will be reimbursable. To the extent that any or all medical procedures using EMC's medical devices are not reimbursable by third party payors, EMC's ability to sell products on a competitive basis will be adversely affected, which could have a material adverse effect on the Company and EMC.

Rapid Technological Changes In Our Industry Could Make Our Products Obsolete

The medical devices industry is characterized by rapid technological change and intense competition. New technologies, products and industry standards will develop at a rapid pace which could make EMC's planned product obsolete. The advent of new devices and procedures and advances in new drugs and genetic engineering are especially threatening. The Company and EMC's future success will depend upon EMC's ability to develop and introduce product enhancements to address the needs of its customers. Material delays in introducing product enhancements may cause customers to forego purchases of EMC's product and purchase those of competitors.

EMC Must Receive And Maintain Government Clearances Or Approvals In Order To Market Its Products

EMC's products and future manufacturing activities are subject to extensive, rigorous and changing federal and state regulation in the United States and to similar regulatory requirements in other major international markets, including the European Union and Japan. These regulations and regulatory requirements are broad in scope and govern, among other things:

  product design and development;

  product testing;

  product labeling;

  product storage;

  pre-market clearance and approval;

  advertising and promotion; and

  product sales and distribution.

Furthermore, regulatory authorities subject a marketed product, its manufacturer and the manufacturing facilities to continual review and periodic inspections. EMC will be subject to ongoing FDA requirements, including required submissions of safety and other post-market information and reports, registration requirements, quality systems regulations, and recordkeeping requirements. The quality systems regulations include requirements relating to quality control and quality assurance, as well as the corresponding maintenance of records and documentation. EMC's prospective distributors, depending on their activities, will also be subject to certain requirements under federal and state laws and registration requirements covering the distribution of products. Regulatory agencies may change existing requirements or adopt new requirements or policies that could affect EMC's regulatory responsibilities or the regulatory responsibilities of a prospective distributor. EMC may be slow to adapt or may not be able to adapt to these changes or new requirements.

Later discovery of previously unknown problems with EMC's products, manufacturing processes, or failure to comply with applicable regulatory requirements may result in enforcement actions by the FDA and other international regulatory authorities, including, but not limited to:

  warning letters;

  patient or physician notification;

  restrictions on our products or manufacturing processes;

  voluntary or mandatory recalls;

  product seizures;

  refusal to approve pending applications or supplements to approved applications that we submit;

  refusal to permit the import or export of our products;

  fines;

  injunctions;

  suspension or withdrawal of marketing approvals or clearances; and

  civil and criminal penalties.

Should any of these enforcement actions occur, the Company and EMC's business, financial condition and results of operations could be materially and adversely affected.

Asserting And Defending Intellectual Property Rights May Impact Results Of Operations

In the medical devices industry, competitors often assert intellectual property infringement claims against one another. The success of EMC's business depends on its ability to successfully defend its intellectual property rights. Future litigation may have a material impact on the Company and EMC's financial condition even if EMC is successful in developing and marketing products. EMC may not be successful in defending or asserting its intellectual property rights.

An adverse outcome in any litigation or interference proceeding could subject EMC to significant liabilities to third parties and require it to cease using the technology that is at issue or to license the technology from third parties. In addition, a finding that any of its intellectual property rights are invalid could allow its competitors to more easily and cost-effectively compete. Thus, an unfavorable outcome in any patent litigation or interference proceeding could have a material adverse effect on the Company and EMC's business, financial condition or results of operations.

The cost to EMC of any patent litigation or interference proceeding could be substantial. Uncertainties resulting from the initiation and continuation of patent litigation or interference proceedings could have a material adverse effect on its ability to compete in the marketplace. Patent litigation and interference proceedings could also absorb significant management time.

EMC May Be Subject To Product Liability Lawsuits

EMC may be subject to product liability claims. The United States Supreme Court has stated that compliance with FDA regulations will not shield a company from common law negligent design claims or manufacturing and labeling claims based on state rules. Such claims may absorb significant management time and could degrade EMC's reputation and the marketability of its products. If product liability claims are made with respect to EMC's products, they may need to recall the implicated product which could have a material adverse effect on the Company and EMC's business, financial condition and results of operations. In addition, although EMC may maintain product liability insurance, it cannot be sure that such insurance will be adequate to cover potential product liability lawsuits. Insurance is expensive and in the future may not be available on acceptable terms, if at all. If a successful product liability claim or series of claims exceeds insurance coverage, it could have a material adverse effect on the Company and EMC's business, financial condition and results of operations.

Competition

The business environment in which EMC intends to operate is highly competitive. EMC expects to experience competition from companies involved in the medical technology industry. Certain of EMC's potential competitors will have greater technical, financial, marketing, sales and other resources than EMC.

Dependence On Key Personnel

The Company's success will largely depend on the performance of its directors and officers and those of EMC. The Company's success will also depend on EMC's ability to attract and retain highly skilled technical, research, management, regulatory compliance, sales and marketing personnel. Competition for such personnel is intense. The loss of the services of such personnel or the inability to attract and retain other key personnel could impair the development of EMC's and consequently the Company's business, operating results and financial condition.

Potential Legal, Regulatory, And/Or Compliance Risk

EMC will be required to comply with certain regulations, rules, and/or directives, including FDA approval. If EMC is not able to obtain FDA approval of its device under section 510(k) of the United States Food, Drug and Cosmetic Act as anticipated, it will be required to enter into an expensive and lengthy process to obtain FDA approval for the use of its device. Potential regulatory conditions and/or compliance therewith and the effects of such to EMC, may have a materially adverse affect upon EMC and the Company, their business operations, prospects and/or financial condition.

ITEM 2.04	TRIGERING EVENTS THAT ACCELERATE OR INCREASE A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT

In connection with the First Merger and the Second Merger, the Company has assumed the liabilities of TSI. By a loan agreement dated March 8, 2004, TSI's subsidiary, 689158 B.C. Ltd. borrowed $500,000 from Charles F. White Corp. (the "Lender"). The loan was guaranteed by TSI and was repayable on July 2, 2004 with interest at 12% per annum and a bonus of $80,000. As security for the guarantee, TSI pledged of 826,420 shares in the common stock of TechniScan, Inc. ("TechniScan"). TechniScan is a medical technology company engaged in the business of developing and marketing a proprietary imaging system for detection of breast cancer. The Company has received notice that the loan is in default. The Company is currently in negotiations with the Lender to extend the term of the loan, however there are no assurances that these negotiations will be successful.

SECTION 3 – SECURITITES AND TRADING MARKETS.

ITEM 3.02	UNREGISTERED SALES OF EQUITY SECURITIES

On September 13, 2004, pursuant to the First Merger Agreement, the Company issued the following securities to the former stockholders of TSI:

(a)	9,492,667 shares of its common stock in exchange for 9,492,667 shares of TSI common stock, being all of the issued and outstanding shares of TSI;

(b)
1,450,000 options (the "Company Options") to purchase shares of the Company's common stock at a price of $0.50 per share in exchange for 1,450,000 options (the "TSI Options") to acquire TSI common stock at the same exercise price; and

(c)
54,367 warrants (the "Company Warrants") to acquire shares of the Company's common stock at a price of $0.75 per share in exchange for 54,367 warrants (the "TSI Warrants") to acquire shares of TSI common stock.

The Company Options were issued with the same terms and conditions as the TSI Options and expire on May 31, 2009. The Company Warrants were issued with the same terms and conditions as the TSI Warrants and expire on October 1, 2006.

The Company issued these shares, options and warrants in connection with the First Merger pursuant to the exemptions to registration contained in Regulation D and Regulation S of the Securities Act of 1933 (the "Securities Act") on the basis that each of the former TSI stockholders has provided representations that they are either "Accredited Investors" as defined in Regulation D or that they are not "U.S. persons" as defined in Regulation S.

Shortly after completion of the Second Merger, the Company will issue 500,000 units at a price of $0.35 per unit in connection with a private placement completed by TSI shortly before the First Merger. Each unit will consist of one share of the Company's common stock and a warrant to acquire one share of the Company's common stock at a price of $0.35 per share. These units will be issued to subscribers pursuant to the exemptions to registration contained in Regulation S of the Securities Act on the basis that each of the subscribers has provided representations that they are not "U.S. persons" as defined in Regulation S.

Shortly after completion of the Second Merger, the Company will issue 300,000 shares of its common stock to ITV. These shares are being issued to ITV in satisfaction of a commitment provided by TSI to ITV at the time that TSI entered into the Funding Agreement with EMC and Exelar. At that time, TSI promised to issue 300,000 shares of its common stock to ITV as a finders fee for introducing TSI to Exelar and the business opportunities presented by the EMC Technology. These shares will be issued to ITV pursuant to the exemptions to registration contained in Regulation D of the Securities Act on the basis that ITV has provided representations that it is an "Accredited Investor" as defined in Regulation D.

ITEM 3.03	MATERIAL MODIFICATION TO RIGHTS OF SECURITY HOLDERS

On September 12, 2004, the directors of the Company amended and restated the Company's Bylaws in order to adopt a form of Bylaws consistent with those of TSI. The amended and restated Bylaws of the Company contain, among other things, certain changes respecting (i) procedures for the submission of stockholder proposals and nominations of persons for election as directors, (ii) corporate governance and committees of the Company's board of directors and (iii) indemnification of directors and officers. The Company believes that none of these changes constitute a material modification of its Bylaws.

SECTION 5 – CORPORATE GOVERNANCE AND MANAGEMENT.

ITEM 5.01 CHANGES IN CONTROL OF THE REGISTRANT

(a) Change in Control

Effective on September 13, 2004, as a result of the First Merger as discussed under Item 2.01 of this Current Report, there was a change in control of the Company as follows:

(i)	Mr. Civelli and Mr. Mosimann each surrendered 30,000,000 shares in the common stock of the Company, representing, in total, an 81.8 % beneficial ownership in the Company; and

(ii)	the former stockholders of TSI received a total of 9,492,667 shares of the Company's common stock in exchange for 9,492,667 shares of TSI common stock previously held by them.

As a result of the First Merger, there are now 22,859,875 shares of Relay outstanding, of which the former stockholders of TSI own approximately 41.5% .

As described in Item 5.02 of this Current Report, pursuant to the First Merger Agreement, Mr. Civelli resigned as President, Principal Executive Officer, Treasurer, Principal Financial Officer and as a director of the Company and Mr. Mosimann resigned as Secretary and as a director of the Company and new officers and directors were appointed.

(b) Arrangements Which May Result in a Change in Control

Other than the First Merger, there are no arrangements which may result in a change in control of Relay.

ITEM 5.02	DEPARTURES OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS.

Pursuant to the First Merger Agreement, effective on September 13, 2004, Mr. Civelli resigned as President, Principal Executive Officer, Treasurer, Principal Financial Officer and as a director of the Company and Mr. Mosimann resigned as Secretary and as a director of the Company and new officers and directors were appointed as follows:

Name	Position(s)

Logan Anderson	President, Principal Executive Officer,
Treasurer, Principal Financial Officer and
a Director

Derek Van Laare	Secretary

Harold Moll	Director

Peter Hogendoorn	Director

Logan Anderson was a director and the president of TSI from January 2002 until May 2003. Mr. Anderson is a graduate of Otago University, New Zealand, with a Bachelor's Degree of Commerce in Accounting and Economics (1977) and is an Associated Chartered Accountant (New Zealand). Mr. Anderson is the Chief Executive Officer and a director of Worldbid Corporation (a business to business Internet company). Mr. Anderson was appointed as a director of Worldbid Corporation on August 10, 1998 and was appointed as the Chief Executive Officer of Worldbid Corporation on July 31, 2001.

Derek Van Laare served as a director and as the president, secretary and treasurer of TSI from May 2003 until the date of the First Merger. Mr. Van Laare had previously served as the Vice-President of TSI from June 2002 until May 2003. Mr. Van Laare is a former securities broker and has over 25 years of experience in financing public companies. Mr. Van Laare has served as a director and officer of several public companies, including PLC Systems, Inc., 3-D Systems Inc. and ID Biomedical Corporation.

Harold Moll served as the chairman and as a director of TSI from January 2002 until the date of the First Merger. Mr. Moll has been a self-employed financier and business executive since 1960. He is a former director and officer of a number of public companies, including PLC Systems, Inc. and 3-D Systems Inc. Prior to January 2002, Mr. Moll had been retired.

Peter A. Hogendoorn has been the president and owner of 499375 BC Limited since 1993, a consulting firm for numerous start-ups and junior public companies, including: International Wayside Goldmines (IWA:TSX), Integral Technologies (ITKG:OTCBB), Cryopak, LML Payment Systems (LMLP:NASDAQ), NS8 Corporation (NSEO:OTCBB). Mr. Hogendoorn acted as the Chief Executive Officer and a director of NS8 Corporation, a public company, from January 2003 to July 2004. NS8 Corporation developed two primary patent pending technologies that changed the way digital content is delivered and secured over IP based systems. Mr. Hogendoorn was responsible for expanding NS8 Corporation from 9 employees to 45, leading it from R&D to commercial deployment, developing its business plan from a subscriber based direct to consumer model to a middleware and licensing model and raising all operating capital (approx $9 million). Mr. Hogendoorn continues to consult for NS8 Corporation in its capital markets objectives and financing activities. From 1997 to 2002, Mr. Hogendoorn was employed by LML Payment Systems Inc. to initiate and maintain a comprehensive investor relations program and assist in financing initiatives. LML developed and market patented payment processing systems in the U.S. for converting checking account based transactions into electronic check conversions, eliminating the actual paper in the process.

ITEM 5.03	AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGE IN FISCAL YEAR.

As discussed above under Item 3.03 of this Current Report on Form 8-K, on September 12, 2004, the Company amended and restated its Bylaws. The amended and restated Bylaws of the Company are attached as Exhibit 3.1 to this Current Report.

SECTION 8 – OTHER EVENTS.

ITEM 8.01	OTHER EVENTS

On September 15, 2004, the Company completed a "short form" merger with Relay Sub (the "Second Merger") under the laws of Nevada and changed its name to XLR Medical Corp. Under the plan of merger, each outstanding share of Relay Sub common stock was exchanged for one share of the Company's common stock. There has been no change to the Company's Articles of Incorporation other than the name change to XLR Medical Corp. The Agreement and Plan of Merger between the Company and Relay Sub is filed as an exhibit to this Current Report on Form 8-K. Effective on September 15, 2004, the symbol under which the Company trades on the OTC Bulletin Board was changed to "XLRC."

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

(a)	Financial Statements of Business Acquired

The historical financial statements of TSI are not included in this Current Report and will be filed by an amendment to this Current Report no later than November 29, 2004.

(b)	Pro Forma Financial Information

Pro forma consolidated financial statements of the Company and TSI are not included in this Current Report and will be filed by an amendment to this Current Report no later than November 29, 2004.

(c)	Exhibits

Exhibit
Number	Description of Exhibit

2.1	Agreement and Plan of Merger between Relay Mines Limited and TSI Med Acquisition Corp., dated as of September 13, 2004.

3.1	Articles of Merger for Relay Mines Limited and TSI Med Acquisition Corp.

3.2	Articles of Incorporation for Relay Mines Limited. (1)

3.3	Bylaws, as Amended, for Relay Mines Limited.

10.1	Technology Acquisition and Funding Agreement between TSI Medical Corp., Exelar Corporation and Exelar Medical Corporation dated for reference March 22, 2004.

10.2	Agreement and Plan of Merger between Carlo Civelli, Bruno Mosimann, TSI Medical Corp., Relay Mines Limited and TSI Med Acquisition Corp., dated effective as of August 12, 2004. (2)

99.1	Press Release.

(1)	Previously filed as an exhibit to the Company's Registration Statement on Form SB-2 filed with the SEC on May 1, 2001.

(2)	Previously filed as an exhibit to the Company's Current Report on Form 8-K filed with the SEC on August 20, 2004.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

XLR MEDICAL CORP.

Date: September 17, 2004
	By:	/s/ Logan B. Anderson
Logan B. Anderson
President, Principal Executive Officer,
Treasurer and Principal Financial Officer